UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

StarTek, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-12793	84-1370538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 E. Maplewood Ave., Suite 100, Greenwood Village, CO 80111
 (Address of Principal Executive Offices) (Zip Code)

(303) 262-4500
 (Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SRT	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 of this Current Report on Form 8-K that relates to the entry into material definitive agreements is incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

 On June 29, 2020, StarTek, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with CSP Victory Limited, an exempted company incorporated in the Cayman Islands (“Purchaser”) to sell 1,540,041 shares of its common stock (the “Shares”) to the Purchaser in a private placement at a price of $4.87 per share for aggregate gross proceeds to the Company of $7,500,000, before offering expenses. The Purchaser is indirectly controlled by the same manager that controls CSP Alpha Holdings Parent Pte Ltd, a Singapore private limited company (“CSP Alpha Holdings”). The closing of the private placement took place on June 29, 2020.

The Company intends to use the proceeds from the Shares for general corporate purposes. Prior to the transactions contemplated by the Purchase Agreement, CSP Alpha Holdings owned 21,235,032, representing approximately 55% of the Company’s outstanding common stock. The Purchase Agreement and the transactions contemplated thereby were approved by the Audit Committee of the Company’s Board of Directors, which is comprised exclusively of independent directors unaffiliated with CSP Alpha Holdings. The purchase price for the Purchased Shares is equal to the closing sale price of the Company’s common stock on the trading day immediately preceding June 29, 2020.

The Shares were offered and sold in the private placement to the Purchaser without registration under the Securities Act of 1933, as amended, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

 In connection with the private placement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchaser pursuant to which it may be required to file a registration statement on Form S-3 to cover the resale of the Shares.

 The foregoing description of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Form of Stock Purchase Agreement by and between the Company and CSP Victory Limited, dated as of June 29, 2020
10.2	Form of Registration Rights Agreement by and between the Company and CSP Victory Limited, dated as of June 29, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARTEK, INC.

Date: July 6, 2020	By:	/s/ Ramesh Kamath
Ramesh Kamath
Chief Financial Officer